                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irving Weiser, John C. Appel and Paula H. Phillippe, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of an aggregate of 500,000 shares of Common Stock of Dain Rauscher Corporation pursuant to the Dain Rauscher Corporation 2000 Employee Stock Purchase Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: May 26, 2000



Signature                              Title
---------                              -----
    /s/ Irving Weiser
------------------------------         Chairman of the Board, President and Chief
Irving Weiser                          Executive Officer (principal executive officer) and
                                       Director


   /s/ David J. Parrin
------------------------------        Executive Vice President and Chief Financial
David J. Parrin                       Officer (principal financial and accounting officer)


   /s/ John C. Appel
------------------------------        Vice Chairman and Director
John C. Appel



   /s/ J. Evans Attwell
-----------------------------         Director
J. Evans Attwell



   /s/ Susan S. Boren
-----------------------------         Director
Susan S. Boren


   /s/ F. Gregory Fitz-Gerald
-------------------------------       Director
F. Gregory Fitz-Gerald



   /s/ Walter F. Mondale
-------------------------------       Director
Walter F. Mondale


  /s/ C.A. Rundell, Jr.
------------------------------        Director
C.A. Rundell, Jr.



   /s/ Robert L. Ryan
-----------------------------         Director
Robert L. Ryan



  /s/ Arthur R. Schulze, Jr.
----------------------------          Director
Arthur R. Schulze, Jr.




   /s/ Kenneth J. Wessels
----------------------------          Director
Kenneth J. Wessels